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                                  EXHIBIT 12.1

                           SUBSIDIARIES OF THE COMPANY



                                                   Jurisdiction of Incorporation
                                                   -----------------------------
            Subsidiary                                    or Organization
            ----------                                    ---------------

NuPro Innovation Mexico S.A. de C.V.                          Mexico